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                                                                   EXHIBIT 5.1

                 [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]


                                                            File No. 17121-0021

                                October 15, 1997


Platinum Software Corporation
195 Technology Drive
Irvine, California 92718


        Re:   Registration Statement on Form S-3
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Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement") being filed by Platinum Software Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 450,935 shares of the Company's common stock, $0.001 par value ("Common Stock") of which 443,821 were issued to former Clientele Software, Inc. ("Clientele") stockholders in connection with a recent acquisition of Clientele, and 7,114 of which were issued to former employees of Clientele in connection with the exercise of options under the Company's "Clientele Incentive Plan." The shares of Common Stock may be offered for resale from time to time by and for the account of the Selling Stockholders of the Company as named in the Registration Statement.

        We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

        Based on the foregoing, it is our opinion that 450,935 shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,


                                        /s/ STRADLING, YOCCA, CARLSON & RAUTH
                                        --------------------------------------
                                            Stradling, Yocca, Carlson & Rauth